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                              EXHIBIT 24

                           POWER OF ATTORNEY



                             We, the undersigned directors of Lee
Enterprises, Incorporated, hereby severally constitute Richard D. Gottlieb and Larry L. Bloom, and each of them, our true and lawful attorneys with full power to them, and each of them, to sign for us and in our names, in the capacities indicated below, the Annual Report on Form 10-K of Lee Enterprises, Incorporated for the fiscal year ended September 30, 1994 to be filed herewith and any amendments to said Annual Report, and generally do all such things in our name and behalf in our capacities as directors to enable Lee Enterprises, Incorporated to comply with the provisions of the Securities Exchange Act of 1934 as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or either of them, to said Annual Report on Form 10-K and any and all amendments thereto.

                                                       Date
/s/ Rance E. Crain
Rance E. Crain, Director                         November 9, 1995

/s/ J. P. Guerin
J. P. Guerin, Director                           November 9, 1995

/s/ Andrew E. Newman
Andrew E. Newman, Director                       November 9, 1995

/s/ Charles E. Rickershauser, Jr.
Charles E. Rickershauser, Jr., Director          November 9, 1995

/s/ Ronald L. Rickman
Ronald L. Rickman                                November 9, 1995

/s/ Lloyd G. Schermer
Lloyd G. Schermer, Chairman of the Board and
  Director                                       November 9, 1995

/s/ Phyllis Sewell
Phyllis Sewell, Director                         November 9, 1995

/s/ Richard W. Sonnenfeldt
Richard W. Sonnenfeldt                           December 16, 1995

/s/ Mark Vittert
Mark Vittert, Director                           November 9, 1995